SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 27, 2012

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL		33837
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (863) 419-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

On July 26, 2012, CenterState Banks, Inc. (the “Company”) entered into a Change in Control, Severance and Non-Compete Agreement (“Agreement”) with Daniel E. Bockhorst, the Company’s Chief Risk Officer.

Pursuant to the terms and conditions of the Agreement included in this Form 8-K as Exhibit 10.1, Mr. Bockhorst may be entitled to a severance payment equal to one times his annual salary if within one year following a change in control of the Company Mr. Bockhorst’s employment is terminated. If Mr. Bockhorst’s employment is terminated for any reason other than following a change in control of the Company, he is subject to certain non-compete and non-solicitation terms and conditions as set forth in the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits:

Exhibit 10.1	Change in Control, Severance and Non-Compete Agreement between the Company and Daniel E. Bockhorst, its Chief Risk Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and Chief Financial Officer

Date: July 27, 2012

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